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                                                                  EXHIBIT 23.1


              Consent of Independent Certified Public Accountants

The Board of Directors and Shareholders of
TranSwitch Corporation

        We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                    /s/ KPMG LLP

                                                    KPMG LLP

Stamford, Connecticut
November 15, 2001